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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 26, 1999, except as to the reincorporation described in Note 10 which is as of April 28, 1999, relating to the financial statements of Liquid Audio, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data".


PricewaterhouseCoopers LLP

San Jose, California

June 30, 1999